CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated August 15, 2000, with respect to our audits of the consolidated financial statements of ConsyGen, Inc. (a Texas corporation) included in its Annual Report on Form 10-KSB as of May 31, 2000 and for each of the two years in the period ended May 31, 2000, filed with the Securities and Exchange Commission.


                                      /s/ KING, WEBER & ASSOCIATES, P.C.

Tempe, Arizona
September 18, 2000